ABSC NC 2006-HE4
Asset Backed Securities Portfolio Analysis

226 records
Balance: 40,602,070
Investor Property

Selection Criteria: Investor Property
Table of Contents
  Principal balance at Origination
  Remaining Principal Balance
  Fico Scores
  Original Term
  Remaining Term
  Property Type
  Occupancy Status
  Loan Purpose
  Original Loan to Value Ratio
  Combined Loan To Value
  Geographic Distribution By Balance
  Documentation
  Mortgage Rate
  Maximum Rate
  Gross Margin
  INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)
  PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)
  Next Rate Adjustment Date
  Original Number of Months to Expiration Of Prepayment Penalty Term
  Loan Type
  Credit Grade
  Lien Position
  DTI

1. Principal balance at Origination

Principal balance at Origination	Number Of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
25,001 - 50,000	1	$46,500.00	0.11%	533	75.00%	12.000%	0.00%
50,001 - 75,000	45	2,802,595.00	6.89	633	84.15	9.034	0.00
75,001 - 100,000	31	2,754,760.00	6.77	658	77.94	8.824	0.00
100,001 - 125,000	20	2,218,900.00	5.46	642	85.68	9.239	0.00
125,001 - 150,000	24	3,264,483.00	8.03	646	84.23	8.944	0.00
150,001 - 175,000	21	3,402,660.00	8.37	650	83.78	9.189	0.00
175,001 - 200,000	11	2,019,500.00	4.97	629	81.31	9.302	0.00
200,001 - 250,000	18	4,039,560.00	9.93	673	87.06	9.456	0.00
250,001 - 300,000	21	5,630,550.00	13.85	640	81.54	8.622	0.00
300,001 - 400,000	20	6,926,350.00	17.03	645	85.39	8.949	0.00
400,001 - 500,000	4	1,838,000.00	4.52	641	81.08	8.541	0.00
500,001 - 600,000	8	4,403,350.00	10.83	670	84.67	8.594	0.00
600,001 - 700,000	2	1,317,000.00	3.24	680	87.58	9.308	0.00
Total:	226	$40,664,208.00	100.00%	650	83.81%	8.963%	0.00%

Mimimum Original Balance: 46,500.00
Maximum Original Balance: 679,500.00
Average Original Balance: 179,930.12

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2. Remaining Principal Balance

Remaining Principal Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
25,001 - 50,000	1	$46,496.04	0.11%	533	75.00%	12.000%	0.00%
50,001 - 75,000	45	2,796,149.70	6.89	633	84.15	9.034	0.00
75,001 - 100,000	32	2,848,924.14	7.02	659	78.01	8.755	0.00
100,001 - 125,000	19	2,112,058.22	5.20	639	85.95	9.353	0.00
125,001 - 150,000	24	3,257,604.02	8.02	646	84.23	8.944	0.00
150,001 - 175,000	21	3,398,301.96	8.37	650	83.78	9.189	0.00
175,001 - 200,000	11	2,017,248.92	4.97	629	81.31	9.302	0.00
200,001 - 250,000	18	4,036,819.65	9.94	673	87.06	9.456	0.00
250,001 - 300,000	21	5,623,309.89	13.85	640	81.54	8.622	0.00
300,001 - 400,000	20	6,920,650.34	17.05	645	85.39	8.949	0.00
400,001 - 500,000	4	1,834,557.28	4.52	641	81.08	8.541	0.00
500,001 - 600,000	8	4,394,150.66	10.82	670	84.67	8.594	0.00
600,001 - 700,000	2	1,315,799.18	3.24	680	87.58	9.308	0.00
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

Mimimum Remaining Balance: 46,496.04
Maximum Remaining Balance: 678,418.23
Average Remaining Balance: 179,655.18

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3. Fico Scores

Fico Scores	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
501 - 525	7	$1,177,873.46	2.90%	514	70.09%	8.881%	0.00%
526 - 550	9	1,680,810.65	4.14	543	68.88	9.016	0.00
551 - 575	17	2,823,892.98	6.96	564	77.44	9.514	0.00
576 - 600	16	2,049,597.76	5.05	589	74.80	9.173	0.00
601 - 625	24	4,551,141.36	11.21	612	82.80	8.967	0.00
626 - 650	39	7,364,786.22	18.14	637	84.45	9.405	0.00
651 - 675	40	6,869,893.71	16.92	659	85.29	8.958	0.00
676 - 700	31	5,786,211.91	14.25	686	88.04	8.492	0.00
701 - 725	21	4,321,805.64	10.64	712	89.27	8.383	0.00
726 - 750	14	1,960,149.46	4.83	740	88.22	8.999	0.00
751 - 775	3	788,967.45	1.94	765	90.00	8.855	0.00
776 - 800	5	1,226,939.40	3.02	787	88.45	8.987	0.00
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

Minimum FICO: 508
Maximum FICO: 797
WA FICO: 650

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4. Original Term

Original Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
121 - 180	1	$65,119.74	0.16%	596	90.00%	8.950%	0.00%
301 - 360	225	40,536,950.27	99.84	650	83.80	8.963	0.00
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

Minimum Original Term: 180
Maximum Original Term: 360
WA Original Term: 360

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5. Remaining Term

Remaining Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 180	1	$65,119.74	0.16%	596	90.00%	8.950%	0.00%
349 - 360	225	40,536,950.27	99.84	650	83.80	8.963	0.00
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

Minimum Remaining Term: 172
Maximum Remaining Term: 359
WA Remaining Term: 357

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6. Property Type

Property Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Single Family	159	$25,789,922.63	63.52%	658	84.07%	8.881%	0.00%
2-4 Unit	34	7,651,456.10	18.84	626	81.77	8.695	0.00
Condo	16	3,330,206.05	8.20	633	85.10	9.963	0.00
PUD - Detached	9	2,364,816.25	5.82	650	83.88	9.475	0.00
PUD - Attached	8	1,465,668.98	3.61	671	86.66	8.700	0.00
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

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7. Occupancy Status

Occupancy Status	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Investment Property	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

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8. Loan Purpose

Loan Purpose	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Refinance - Cashout	130	$23,235,724.70	57.23%	634	80.46%	8.792%	0.00%
Purchase	92	16,807,718.92	41.40	673	88.49	9.234	0.00
Refinance - Rate/Term	4	558,626.39	1.38	636	82.37	7.891	0.00
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

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9. Original Loan to Value Ratio

Original Loan to Value Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	7	$750,630.84	1.85%	618	36.11%	8.456%	0.00%
50.01 - 60.00	6	937,915.86	2.31	616	56.67	8.531	0.00
60.01 - 70.00	17	3,626,358.60	8.93	575	66.21	8.588	0.00
70.01 - 80.00	40	7,335,204.32	18.07	633	78.51	8.862	0.00
80.01 - 90.00	127	22,934,740.68	56.49	661	88.51	9.039	0.00
90.01 - 100.00	29	5,017,219.70	12.36	689	94.96	9.189	0.00
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

Minimum Loan-to-Value Ratio: 23.08
Maximum Loan-to-Value Ratio: 95.00
WA Loan-to-Value Ratio By Original Balance: 83.81

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10. Combined Loan To Value

Combined Loan To Value	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	7	$750,630.84	1.85%	618	36.11%	8.456%	0.00%
50.01 - 60.00	6	937,915.86	2.31	616	56.67	8.531	0.00
60.01 - 70.00	17	3,626,358.60	8.93	575	66.21	8.588	0.00
70.01 - 75.00	11	1,824,859.47	4.49	623	74.43	9.296	0.00
75.01 - 80.00	27	5,242,842.56	12.91	635	79.86	8.719	0.00
80.01 - 85.00	28	5,904,367.53	14.54	628	84.74	8.936	0.00
85.01 - 90.00	97	16,531,043.07	40.71	673	89.81	9.049	0.00
90.01 - 95.00	31	5,487,509.45	13.52	690	94.24	9.222	0.00
95.01 - 100.00	2	296,542.62	0.73	662	86.37	9.406	0.00
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

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11. Geographic Distribution By Balance

Geographic Distribution By Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
California	42	$13,336,050.22	32.85%	649	80.52%	8.798%	0.00%
New York	14	3,535,711.31	8.71	632	80.30	8.489	0.00
Florida	20	2,919,243.36	7.19	637	84.15	9.758	0.00
Arizona	13	2,875,160.67	7.08	647	87.44	9.739	0.00
Texas	21	2,449,358.55	6.03	643	87.63	8.853	0.00
New Jersey	9	1,746,804.85	4.30	688	89.60	8.835	0.00
Illinois	9	1,305,092.62	3.21	661	87.86	8.999	0.00
Massachusetts	7	1,278,164.95	3.15	679	76.17	9.791	0.00
Ohio	14	1,265,971.94	3.12	670	89.87	8.789	0.00
Michigan	12	1,002,500.96	2.47	656	85.24	9.277	0.00
Other	65	8,888,010.57	21.89	651	86.12	8.806	0.00
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

Total Number Of Stated Represented:: 37

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12. Documentation

Documentation	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Stated Doc	120	$23,059,112.01	56.79%	652	83.06%	9.531%	0.00%
Full Doc - 2yr W2/Tax Returns	48	6,101,832.98	15.03	661	83.86	8.168	0.00
Full Doc - 1yr W2	32	5,915,103.68	14.57	628	82.22	7.832	0.00
Full Doc - 12 M BK STMTS	20	4,708,172.88	11.60	642	88.00	8.638	0.00
Limited Doc - 6 M BK STMTS	2	479,636.04	1.18	747	93.32	9.210	0.00
Full Doc - 24 M BK STMTS	4	338,212.41	0.83	703	90.00	8.535	0.00
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

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13. Mortgage Rate

Mortgage Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
5.501 - 6.000	1	$57,588.92	0.14%	632	40.85%	5.990%	0.00%
6.001 - 6.500	4	1,018,180.02	2.51	704	82.45	6.238	0.00
6.501 - 7.000	16	3,223,658.25	7.94	666	77.41	6.824	0.00
7.001 - 7.500	12	2,241,850.70	5.52	633	79.46	7.312	0.00
7.501 - 8.000	20	3,248,935.05	8.00	681	87.24	7.817	0.00
8.001 - 8.500	19	3,872,000.24	9.54	644	84.35	8.251	0.00
8.501 - 9.000	37	6,363,907.44	15.67	648	81.54	8.775	0.00
9.001 - 9.500	23	5,853,669.99	14.42	640	86.49	9.306	0.00
9.501 - 10.000	40	5,494,450.32	13.53	642	83.48	9.794	0.00
10.001 - 10.500	32	5,576,402.31	13.73	659	88.24	10.327	0.00
10.501 - 11.000	16	2,817,892.46	6.94	649	85.38	10.697	0.00
11.001 - 11.500	3	462,104.62	1.14	592	76.98	11.268	0.00
11.501 - 12.000	2	221,442.22	0.55	523	71.05	11.743	0.00
12.001 - 12.500	1	149,987.45	0.37	549	72.46	12.050	0.00
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

Minimum Rate: 5.990
Maximum Rate: 12.050
WA Rate: 8.963

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14. Maximum Rate

Maximum Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
13.501 - 14.000	5	$1,673,377.69	4.83%	632	72.21%	6.857%	0.00%
14.001 - 14.500	6	1,366,142.57	3.95	610	74.58	7.340	0.00
14.501 - 15.000	12	2,602,674.14	7.52	681	86.58	7.815	0.00
15.001 - 15.500	17	3,743,504.82	10.81	643	84.15	8.251	0.00
15.501 - 16.000	26	5,381,407.83	15.54	647	79.96	8.815	0.00
16.001 - 16.500	23	5,823,213.31	16.82	638	86.38	9.325	0.00
16.501 - 17.000	37	5,297,604.32	15.30	645	83.74	9.790	0.00
17.001 - 17.500	28	5,081,108.48	14.68	660	88.09	10.341	0.00
17.501 - 18.000	16	2,817,892.46	8.14	649	85.38	10.697	0.00
18.001 - 18.500	3	462,104.62	1.33	592	76.98	11.268	0.00
18.501 - 19.000	2	221,442.22	0.64	523	71.05	11.743	0.00
19.001 - 19.500	1	149,987.45	0.43	549	72.46	12.050	0.00
Total:	176	$34,620,459.91	100.00%	645	83.49%	9.204%	0.00%

Minimum Maximum Rate: 13.650
Maximum Maximum Rate: 19.050
WA Maximum Rate: 16.198

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15. Gross Margin

Gross Margin	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
5.501 - 6.000	30	$7,490,675.61	21.64%	654	84.87%	8.529%	0.00%
6.001 - 6.500	122	22,698,777.60	65.56	650	84.42	9.252	0.00
6.501 - 7.000	17	3,117,179.31	9.00	610	76.26	10.180	0.00
7.001 - 7.500	7	1,313,827.40	3.79	590	76.62	9.890	0.00
Total:	176	$34,620,459.91	100.00%	645	83.49%	9.204%	0.00%

Minimum Gross Margin: 5.700
Maximum Gross Margin: 7.350
WA Gross Margin: 6.227

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16. INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)

INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.000	1	$74,965.74	0.22%	626	68.18%	9.850%	0.00%
1.500	175	34,545,494.17	99.78	645	83.52	9.202	0.00
Total:	176	$34,620,459.91	100.00%	645	83.49%	9.204%	0.00%

Min Initial Cap: 1.000%
Max Initial Cap: 1.500%
WA Initial Cap: 1.499%

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17. PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)

PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.000	1	$74,965.74	0.22%	626	68.18%	9.850%	0.00%
1.500	175	34,545,494.17	99.78	645	83.52	9.202	0.00
Total:	176	$34,620,459.91	100.00%	645	83.49%	9.204%	0.00%

Min PERCAP: 1.000%
Max PERCAP: 1.500%
WA PERCAP: 1.499%

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18. Next Rate Adjustment Date

Next Rate Adjustment Date	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2007-11	1	$423,778.42	1.22%	621	85.00%	8.825%	0.00%
2007-12	2	159,918.01	0.46	655	90.00	8.650	0.00
2008-01	16	3,735,850.58	10.79	654	83.77	8.964	0.00
2008-02	6	1,155,233.00	3.34	649	86.35	8.851	0.00
2008-03	139	26,380,185.67	76.20	647	83.62	9.387	0.00
2008-08	4	703,097.49	2.03	693	89.35	7.097	0.00
2008-09	1	578,594.88	1.67	543	62.92	6.990	0.00
2008-10	1	75,746.16	0.22	730	95.00	9.000	0.00
2009-01	5	1,315,840.06	3.80	612	82.12	8.708	0.00
2009-03	1	92,215.64	0.27	534	75.00	10.800	0.00
Total:	176	$34,620,459.91	100.00%	645	83.49%	9.204%	0.00%

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19. Original Number of Months to Expiration Of Prepayment Penalty Term

Original Number of Months to Expiration Of Prepayment Penalty Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0	75	$16,289,347.30	40.12%	664	84.35%	9.383%	0.00%
12	10	2,057,369.98	5.07	679	89.45	9.120	0.00
24	96	16,191,323.14	39.88	632	82.91	9.000	0.00
36	45	6,064,029.58	14.94	652	82.83	7.680	0.00
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

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20. Loan Type

Loan Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2/28 ARM	94	$15,250,660.40	37.56%	650	85.85%	9.350%	0.00%
2/28 ARM- 40 Yr Amortization	70	16,604,305.28	40.90	645	81.89	9.267	0.00
3/27 ARM	8	1,941,704.55	4.78	629	80.10	7.607	0.00
3/27 ARM- 40 Yr Amortization	4	823,789.68	2.03	595	79.95	8.981	0.00
BALLOON 40/30	9	853,345.41	2.10	673	80.92	8.627	0.00
Fixed - 15 Year	1	65,119.74	0.16	596	90.00	8.950	0.00
Fixed - 30 Year	40	5,063,144.94	12.47	681	86.39	7.373	0.00
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

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21. Credit Grade

Credit Grade	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
AA	179	$32,377,745.26	79.74%	661	85.65%	8.840%	0.00%
A-	15	3,058,777.95	7.53	616	81.02	9.843	0.00
A+	21	3,257,928.08	8.02	627	74.36	8.565	0.00
B	7	1,396,214.85	3.44	559	76.66	10.494	0.00
C	4	511,403.86	1.26	576	63.60	9.858	0.00
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

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22. Lien Position

Lien Position	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
First Lien	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

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23. DTI

DTI	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0.01 - 5.00	2	$152,979.24	0.38%	722	92.81%	7.800%	0.00%
5.01 - 10.00	4	485,746.06	1.20	654	84.06	8.259	0.00
10.01 - 15.00	8	1,296,484.39	3.19	652	88.16	9.581	0.00
15.01 - 20.00	9	1,865,926.32	4.60	609	73.00	7.940	0.00
20.01 - 25.00	13	1,530,421.81	3.77	629	86.54	10.098	0.00
25.01 - 30.00	31	5,597,895.09	13.79	654	84.91	8.790	0.00
30.01 - 35.00	19	3,380,579.80	8.33	646	80.93	9.258	0.00
35.01 - 40.00	29	4,524,662.23	11.14	671	83.22	8.652	0.00
40.01 - 45.00	29	6,589,718.22	16.23	660	86.59	9.079	0.00
45.01 - 50.00	65	11,810,038.74	29.09	651	85.68	9.161	0.00
50.01 - 55.00	16	2,860,254.43	7.04	615	75.58	8.835	0.00
55.01 - 60.00	1	507,363.67	1.25	696	80.00	6.050	0.00
Total:	226	$40,602,070.00	100.00%	650	83.81%	8.963%	0.00%

Minimum: 1.19
Max DTI: 59.05
wa DTI: 38.26

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Credit Suisse
11 Madison Avenue
New York, New York 10010
www.credit-suisse.com
Apr 18, 2006 17:07

The depositor has filed a registration statement (including aprospectus) with the SEC for the offering to which this free writingprospectus relates. Before you invest, you should read the prospectus inthat registration statement and other documents the depositor has filedwith the SEC for more complete information about the depositor and thisoffering. You may get these documents for free by visiting EDGAR on theSEC Web site at www.sec.gov. Alternatively, the depositor, anyunderwriter or any dealer participating in the offering will arrange tosend you the prospectus if you request it by calling toll-free1-800-221-1037.This free writing prospectus is not required to contain all informationthat is required to be included in the base prospectus and theprospectus supplement. The information in this free writing prospectusis preliminary and is subject to completion or change. The informationin this free writing prospectus, if conveyed prior to the time of yourcommitment to purchase, supersedes information contained in any priorsimilar free writing prospectus relating to these securities.This free writing prospectus is being delivered to you solely to provideyou with information about the offering of the mortgage-backedsecurities referred to in this free writing prospectus and to solicit anindication of your interest in purchasing such securities, when, as andif issued. Any such indication of interest will not constitute acontractual commitment by you to purchase any of the securities. Youmay withdraw your indication of interest at any time.The information in this free writing prospectus may be based onpreliminary assumptions about the pool assets and the structure. Anysuch assumptions are subject to change. The information in this free writing prospectus may reflect parameters,metrics or scenarios specifically requested by you. If so, prior to thetime of your commitment to purchase, you should request updatedinformation based on any parameters, metrics or scenarios specificallyrequired by you. Neither the issuer of the securities nor any of its affiliates prepared,provided, approved or verified any statistical or numerical informationpresented in this free writing prospectus, although that information maybe based in part on loan level data provided by the issuer or itsaffiliates.